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                        HEALTHDYNE TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)


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HEALTHDYNE TECHNOLOGIES ANNOUNCES                              M. WAYNE BOYLSTON
FAVORABLE ISS RECOMMENDATION                                   JULY 22, 1997
                                                               (770) 499-1212

FOR IMMEDIATE RELEASE

        Marietta, Georgia, July 22, 1997 ---- Healthdyne Technologies, Inc. (Nasdaq:HDTC) announced today that Institutional Shareholder Services (ISS) has recommended that its clients vote for Healthdyne's slate of directors at the Company's annual meeting set for Wednesday, July 30, 1997. Institutional Shareholder Services, based in Bethesda, Maryland, is recognized as the leading independent institutional adviser on proxy contests, corporate governance and related issues.

        The ISS recommendation, which is being sent to its clients, said:
"Given the premium of the current trading price of Healthdyne shares to the Invacare offer and the improving performance of the company, it appears that Healthdyne's board is functioning properly in accordance with its fiduciary duty to shareholders. Additionally, the disruption caused by the election of a majority of dissident nominees could prove detrimental to shareholder interests. While ISS is concerned with management's use of antitakeover devices, it appears that the measures were taken to ensure that shareholders receive more value than is currently provided by the Invacare offer. We therefore recommend that shareholders support management's slate of nominees."

        ISS also recommended that Healthdyne shareholders vote against Invacare's proposal to permit 10% of the shareholders to call a special meeting. ISS did, however, recommend that shareholders vote for Invacare's other proposals.

        ISS further recognized the significant problems with Invacare's proposal to conduct a two-week auction of the Company. ISS stated, "The 'immediate auction mandate' may be somewhat short-sighted, as other alternatives may prove more valuable to shareholder interests."

        "We are very pleased with the ISS report," said Parker H. Petit, Chairman of the Board. "This highly regarded independent expert has endorsed the actions taken by the Company's Board and management. ISS does share our strongly held view that the election of Invacare's nominees could be disruptive to the Company and detrimental to shareholders."

        Healthdyne Technologies designs, manufactures and markets technologically advanced medical devices for use in the home, as well as other specialized clinical settings. The Company's products include diagnostic and therapeutic devices for the evaluation and treatment of sleep disorders, non-invasive ventilators, oxygen concentrators and medication nebulizers for the treatment of respiratory disorders, monitors for infants at risk for SIDS, and products for asthma management.